Exhibit 10.11

DISTRIBUTION OPTION AMENDMENT

TO THE

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

The WellPoint 401(k) Retirement Savings Plan, as amended through March 1, 2002, is hereby further amended effective as of the dates specified below to eliminate certain nonstandard distribution options.

1.               Section 1.08 of Appendix IV:  Participation of UniCARE Financial Corp. Employees is amended to read:

For purposes of this Appendix IV, Change Date means December 1, 2003, provided that prior to September 1, 2003 each affected Participant is furnished a summary of material modifications that reflects the elimination of the annuity and installment distribution options for UniCARE Amounts as applied to distribution elections with an effective date on or after December 1, 2003.

2.               Section 1.07 of Appendix V:  Participation of Cost Care Inc. Employees is amended to read:

For purposes of this Appendix V, Change Date means December 1, 2003, provided that prior to September 1, 2003 each affected Participant is furnished a summary of material modifications that reflects the elimination of the annuity distribution options for Cost Care Amounts as applied to distribution elections with an effective date on or after December 1, 2003.

3.               Section 1.13 of Appendix IX:  Merger of National Capital Preferred Provider Organization, Inc. 401(k) Plan is amended to read:

For purposes of this Appendix IX, Change Date means December 1, 2003, provided that prior to September 1, 2003 each affected Participant is furnished a summary of material modifications that reflects the elimination of the annuity distribution options for NCPPO Amounts as applied to distribution elections with an effective date on or after December 1, 2003.

4.               Section 1.05 of Appendix XIII: Special Provisions Applicable to HealthLink Employees is amended to read:

1.05         Distribution Forms.  Prior to December 1, 2003, a HealthLink Employee may elect to receive the amount in his or her Account attributable to assets transferred from the HealthLink Plan in a single sum payment as described in Section 11.08 or in installments payable in cash or in kind over a period that does not exceed the life or life expectancy of the HealthLink Employee or the HealthLink Employee and his or her Beneficiary.  Effective December 1, 2003,

the installment distribution option is eliminated, provided that prior to September 1, 2003 each affected HealthLink Employee is furnished a summary of material modifications that reflects the elimination of the installment distribution option as applied to such transferred amounts.  The elimination of the installment distribution option will not affect any installment distribution election with an effective date prior to December 1, 2003.

IN WITNESS WHEREOF, WellPoint Health Networks Inc. has caused this Amendment to be executed this 24th day of July, 2003.

WELLPOINT HEALTH NETWORKS INC.

By:	/s/ J. THOMAS VAN BERKEM